Exhibit 99.1
N-able Announces Fourth Quarter and Full-Year 2025 Results

Full-Year 2025 Results All Above Guidance

Full-Year 2026 Constant Currency ARR Outlook of 8% to 9% Year-Over-Year Growth

Full-Year 2026 Adjusted EBITDA Outlook of 30% to 31%

BURLINGTON, Massachusetts - February 19, 2026 - N-able, Inc. (NYSE:NABL), a global cybersecurity company delivering business resilience, today reported results for its fourth quarter ended December 31, 2025.

“We enter 2026 with momentum following another year of profitable growth and with confidence that we can drive continued strong performance,” said N-able president and CEO John Pagliuca. “Cybersecurity is a matter of survival and our AI-powered cybersecurity platform delivers the business resilience customers need. We believe our strong financial profile, durable position in cybersecurity, and focused strategy set a sturdy, scalable foundation for what comes next. 2026 is a year of execution for N-able and we are excited to deliver.”

“Our financial profile and results reflect consistent execution and a balanced approach to driving both growth and profit,” added N-able CFO Tim O’Brien. “In 2026, we intend to make further investments in AI innovation and go-to-market expansion while driving over 30% adjusted EBITDA margins and meaningfully improving our unlevered free cash flow year-over-year.”

Fourth quarter 2025 financial highlights:

•Total revenue of $130.3 million, representing 11.8% year-over-year growth, or 9.0% year-over-year growth on a constant currency basis.
•Subscription revenue of $129.0 million, representing 12.1% year-over-year growth, or 9.3% year-over-year growth on a constant currency basis.
•Total ARR of $539.7 million, representing 11.9% year-over-year growth, or 7.7% year-over-year growth on a constant currency basis.
•GAAP gross margin of 76.2% and non-GAAP gross margin of 79.8%.
•GAAP net loss of $7.2 million, or $0.04 per diluted share, and non-GAAP net income of $10.8 million, or $0.06 per diluted share.
•Adjusted EBITDA of $38.6 million, representing an adjusted EBITDA margin of 29.6%.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

Additional recent business highlights:

•N-able ushers in new era of business resilience fueled by AI. N‑able introduced enhanced, agentic AI capabilities across endpoint management, security operations, and data protection to help organizations anticipate risk, automate response, and recover faster with confidence, powered by telemetry from more than 11 million endpoints.
•N-able appoints Patrick Pulvermueller to Board of Directors. Patrick Pulvermueller, former Acronis CEO and longtime cybersecurity leader, brings decades of technology leadership to support the company’s mission of strengthening security‑driven innovation and business resilience.
•N-able introduces new Cyber Warranty Program. The $100,000 cyber warranty for Adlumin MDR gives customers fast reimbursement for eligible breach costs and helps MSPs boost confidence, close gaps left by cyber insurance, and accelerate recovery.
•N‑able has been recognized in the 2026 Gartner® Magic Quadrant™ for Endpoint Management Tools.* We believe N-able’s recognition underscores its ability to deliver secure, autonomous endpoint management that reduces attack surfaces, strengthens resilience, and streamlines operations at scale.

*Gartner, Magic Quadrant for Endpoint Management Tools, 5 January 2026. GARTNER and MAGIC QUADRANT are trademarks of Gartner, Inc. and/or its affiliates. Gartner does not endorse any company, vendor, product or service depicted in its publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner publications consist of the opinions of Gartner’s business and technology insights organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this publication, including any warranties of merchantability or fitness for a particular purpose. The Gartner content described herein (the “Gartner Content”) represents research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. ("Gartner"), and is not a representation of fact. Gartner Content speaks as of its original publication date (and not as of the date of this earnings press release) and the opinions expressed in the Gartner Content are subject to change without notice.

Balance Sheet

As of December 31, 2025, total cash and cash equivalents were $111.8 million and total debt, net of debt issuance costs, was $393.9 million.

The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until N-able files its annual report on Form 10-K for the period. Information about N-able's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

Financial Outlook

As of February 19, 2026, N-able is providing its financial outlook for the first quarter of 2026 and full-year 2026. The financial information below includes forward-looking non-GAAP financial information, including adjusted EBITDA. These non-GAAP financial measures exclude, among other items mentioned below, amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense, interest expense, net, unrealized foreign currency (gains) losses, transaction related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.

The financial outlook provided below reflects N-able's expectations, as of the date of this release, regarding the impact on its business of changing foreign exchange rates and current macroeconomic dynamics.

Financial Outlook for the First Quarter of 2026

N-able management currently expects to achieve the following results for the first quarter of 2026:

•Total revenue in the range of $131 to $132 million, representing approximately 11% to 12% year-over-year growth on a reported basis and 6% to 7% on a constant currency basis.
•Adjusted EBITDA in the range of $35.5 to $36.5 million, representing approximately 27% to 28% of total revenue.

Financial Outlook for Full-Year 2026

N-able management currently expects to achieve the following results for the full-year 2026:

•Total ARR in the range of $581 to $586 million, representing approximately 8% to 9% year-over-year growth on a reported and constant currency basis.
•Total revenue in the range of $554 to $559 million, representing approximately 8% to 9% year-over-year growth on a reported basis and 7% to 8% on a constant currency basis.
•Adjusted EBITDA in the range of $167 to $171 million, representing approximately 30% to 31% of total revenue.

Additional details on the company's outlook will be provided on the conference call.

Conference Call and Webcast

In conjunction with this announcement, N-able will host a conference call to discuss its financial results, business and business outlook at 8:30 a.m. ET on February 19, 2026. A live webcast of the call will be available on the N-able Investor Relations website at http://investors.n-able.com. A replay of the webcast will be available on a temporary basis shortly after the event on the N-able Investor Relations website.

Forward-Looking Statements

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the first quarter and full-year 2026 and the impact of AI and macroeconomic conditions on our business. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be signified by terms such as “aim,” “anticipate,” “believe,” “continue,” “expect,” “feel,” “intend,” “estimate,” “seek,” “plan,” “may,” “can,” “could,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially and adversely different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the impact of adverse economic conditions; (b) our ability to sell subscriptions to new customers, to sell additional solutions to our existing customers and to increase the usage of our solutions by our existing customers, as well as our ability to generate and maintain customer loyalty; (c) our ability to sell our solutions through distributors and resellers; (d) any decline in our renewal or net retention rates; (e) our ability to successfully incorporate AI-powered features into our solutions, market and sell any AI-powered solutions we develop, garner increased market share projected for AI-powered solutions, and realize efficiencies from the internal use of AI tools; (f) any decline in our renewal or net retention rates; (g) the possibility that general economic, political, legal and regulatory conditions and uncertainty may cause information technology spending to be reduced or purchasing decisions to be delayed, including as a result of inflation, actions taken by central banks to counter inflation, interest rates, war and political unrest, military conflict (including between Russia and Ukraine and in the Middle East), terrorism, sanctions, trade or other issues in the U.S. and internationally, including increased tariffs or trade wars, or other geopolitical events globally, or that such factors may otherwise harm our business, financial condition or results of operations; (h) any inability to generate significant volumes of high-quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates; (i) any inability to successfully identify, complete and integrate acquisitions and manage our growth effectively; (j) any inability to resell third-party software or integrate third-party software into our solutions, or find suitable replacements for such third-party software; (k) risks associated with our international operations; (l) foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; (m) risks that cyberattacks and other security incidents may result in compromises or breaches of our, our customers’, or their SMB and mid-market customers’ systems, the insertion of malicious code, malware, ransomware or other vulnerabilities into our, our customers’, or their SMB and mid-market customers’ environments, the exploitation of vulnerabilities in our, our customers’, or their SMB and mid-market customers’ security, the theft or misappropriation of our, our customers’, or their SMB and mid-market customers’ proprietary and confidential information, and interference with our, our customers’, or their SMB and mid-market customers’ operations, exposure to legal and other liabilities, higher customer and employee attrition and the loss of key personnel, negative impacts to our sales, renewals and upgrades and reputational harm and other serious negative consequences, any or all of which could materially harm our business; (n) our status as a controlled company; (o) our ability to attract and retain qualified employees and key personnel; (p) the timing and success of new product introductions and product upgrades by us or our competitors; (q) our ability to maintain or grow our brands, including the Adlumin brand; (r) our ability to protect and defend our intellectual property and not infringe upon others’ intellectual property; (s) the possibility that our operating income could fluctuate and may decline as a percentage of revenue as we make further expenditures to expand our operations in order to support growth in our business; (t) our indebtedness, including increased borrowing costs resulting from rising interest rates, potential restrictions on our operations and the impact of events of default; (u) our ability to operate our business internationally and increase sales of our solutions to our customers located outside of the United States; and (v) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors described in N-able’s Annual Report on Form 10-K for the year ended December 31, 2024, that N-able filed with the SEC on March 7, 2025, and those that will be described in N-able’s Annual Report on Form 10-K for the year ended December 31, 2025, that N-able anticipates filing on or about February 26, 2026. All information provided in this release is as of the date hereof and N-able undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.

N-able also believes that these non-GAAP financial measures are used by investors and securities analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.

As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, their most comparable GAAP measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income.

N-able's management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.

Definitions of Non-GAAP and Other Metrics

Annual Recurring Revenue (ARR). We calculate ARR by annualizing the recurring revenue and related usage revenue inclusive of discounts, excluding the impacts of credits and reserves, recognized during the last day of the reporting period from both long-term and month-to-month subscriptions. We believe ARR enhances the understanding of our business performance and the growth of our relationships with our customers.
Non-GAAP Gross Margin, Non-GAAP Operating Income and Non-GAAP Operating Margin. We provide non-GAAP total cost of revenue, non-GAAP gross profit, non-GAAP operating expense and non-GAAP operating income and related non-GAAP gross and operating margins excluding such items as stock-based compensation expense and related employer-paid payroll taxes, amortization of acquired intangible assets, transaction related costs, spin-off costs and restructuring costs and other. We define non-GAAP gross and operating margins as non-GAAP gross profit and operating income, respectively, divided by total revenue. Management believes these measures are useful for the following reasons:

•Stock-Based Compensation Expense and Related Employer-Paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes associated with our employees’ participation in N-able's stock-based incentive compensation plans. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not necessarily correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Amortization of Acquired Technologies and Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased technologies and intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors because the amortization of acquired technologies and intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Transaction Related Costs. We exclude certain expense items resulting from proposed and completed acquisitions, dispositions and similar transactions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, such proposed and completed transactions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude transaction related costs allows investors to better review and understand the historical and current results of our continuing operations and also facilitates comparisons to our historical results and results of peer companies with different transaction related activities, both with and without such adjustments.
•Spin-off Costs. We exclude certain expense items resulting from the spin-off into a newly created and separately traded public company. These costs include legal, accounting and advisory fees, system implementation costs and other incremental costs incurred by us related to the separation from SolarWinds. The spin-off transaction results in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Restructuring Costs and Other. We provide non-GAAP information that excludes restructuring costs such as severance, certain employee relocation costs, and the estimated costs of exiting and terminating facility lease commitments, as they relate to our corporate restructuring and exit activities. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.

Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share. We believe that the use of non-GAAP net income and non-GAAP net income per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income is calculated as net income excluding the adjustments to non-GAAP gross profit and non-GAAP operating income, interest on deferred consideration, and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income per diluted share as non-GAAP net income divided by the weighted average diluted outstanding common shares.

Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as they are measures we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense, interest expense, net, unrealized foreign currency (gains) losses, transaction related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We define adjusted EBITDA margin as adjusted EBITDA divided by total revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our related party debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for revenue contracts denominated in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of non-GAAP revenue to prior periods.

Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations, after the deduction of capital expenditures and prior to the impact of our capital structure, transaction related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and certain one-time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses. Effective July 1, 2025, we have removed from our computation of unlevered free cash flow non-cash items generally relating to cash paid for transaction related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items. Unlevered free cash flow for all prior periods presented has been revised to the current period computation.

About N-able

N-able protects businesses from evolving cyberthreats. Our AI-powered cybersecurity platform delivers business resilience to more than 500,000 organizations worldwide, leveraging advanced end-to-end capabilities, simplified workflows, market-leading integrations, and flexible deployment options to improve efficiency and drive critical security outcomes. Our partner-first approach pairs our technology with experts, training, and peer-led events that empower customers to be secure, resilient, and successful. n-able.com

© 2026 N-able, Inc. All rights reserved.

Source: N-able, Inc.

Category: Financial
CONTACTS:

Investors:	Media:
Griffin Gyr ir@n-able.com	Kim Cecchini Phone: 202.391.5205 pr@n-able.com

N-able, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$111,837	$85,196
Accounts receivable, net of allowances of $4,059 and $886 as of December 31, 2025 and 2024, respectively	50,342	44,909
Income tax receivable	3,432	3,563
Recoverable taxes	9,807	24,157
Current contract assets	19,528	12,786
Prepaid and other current assets	21,494	13,312
Total current assets	216,440	183,923
Property and equipment, net	37,962	36,162
Operating lease right-of-use assets	28,666	27,998
Deferred taxes	4,412	2,026
Goodwill	1,024,300	977,013
Intangible assets, net	64,786	83,150
Other assets, net	33,340	28,575
Total assets	$1,409,906	$1,338,847
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$8,999	$6,290
Accrued liabilities and other	55,756	51,057
Current contingent consideration	10,840	5,500
Current deferred consideration	60,720	44,023
Current operating lease liabilities	7,203	6,018
Income taxes payable	9,803	9,733
Current portion of deferred revenue	24,494	23,977
Current debt obligation	4,000	3,500
Total current liabilities	181,815	150,098
Long-term liabilities:
Deferred revenue, net of current portion	1,747	2,996
Non-current deferred taxes	1,847	3,448
Non-current operating lease liabilities	29,284	30,069
Long-term debt, net of current portion	389,873	329,606
Non-current deferred consideration	—	54,089
Other long-term liabilities	685	9,253
Total liabilities	605,251	579,559
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 550,000,000 shares authorized, 190,459,837 and 187,528,505 shares issued, and 186,683,682 and 187,528,505 shares outstanding as of December 31, 2025 and 2024, respectively	190	187
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of December 31, 2025 and 2024, respectively	—	—
Treasury stock, at cost: 3,776,155 and no shares as of December 31, 2025 and 2024, respectively	(30,000)	—
Additional paid-in capital	746,599	708,992
Accumulated other comprehensive income (loss)	33,694	(21,095)
Retained earnings	54,172	71,204
Total stockholders' equity	804,655	759,288
Total liabilities and stockholders' equity	$1,409,906	$1,338,847

N-able, Inc.
Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue:
Subscription and other revenue	$130,274	$116,509	$511,430	$466,147
Cost of revenue:
Cost of revenue	26,792	21,184	100,180	77,159
Amortization of acquired technologies	4,238	2,134	16,874	3,520
Total cost of revenue	31,030	23,318	117,054	80,679
Gross profit	99,244	93,191	394,376	385,468
Operating expenses:
Sales and marketing	39,909	34,632	163,163	135,592
Research and development	25,305	23,246	100,713	90,714
General and administrative	20,290	19,087	91,715	76,514
Amortization of acquired intangibles	497	234	1,996	278
Total operating expenses	86,001	77,199	357,587	303,098
Operating income	13,243	15,992	36,789	82,370
Other expense, net:
Interest expense, net	(12,205)	(7,269)	(35,997)	(30,031)
Other (expense) income, net	(3,725)	(1,765)	1,599	1,931
Total other expense, net	(15,930)	(9,034)	(34,398)	(28,100)
(Loss) income before income taxes	(2,687)	6,958	2,391	54,270
Income tax expense	4,544	3,668	19,423	23,312
Net (loss) income	$(7,231)	$3,290	$(17,032)	$30,958
Net (loss) income per share:
Basic (loss) income per share	$(0.04)	$0.02	$(0.09)	$0.17
Diluted (loss) income per share	$(0.04)	$0.02	$(0.09)	$0.16
Weighted-average shares used to compute net (loss) income per share:
Shares used in computation of basic (loss) income per share:	186,655	186,571	187,819	185,277
Shares used in computation of diluted (loss) income per share:	186,655	188,349	187,819	188,426

N-able, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Cash flows from operating activities
Net (loss) income	$(7,231)	$3,290	$(17,032)	$30,958
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	11,695	7,948	44,057	25,725
Provision for (benefit from) doubtful accounts	731	(213)	3,173	(285)
Stock-based compensation expense	10,159	10,488	46,593	45,351
Amortization of debt issuance costs	1,664	400	2,844	1,598
Deferred taxes	(3,917)	(2,041)	(3,821)	(1,952)
Loss on foreign currency exchange rates	4,184	2,009	1,565	2,702
(Gain) loss on contingent consideration	(1,350)	(2,570)	2,148	(6,281)
Deferred consideration expense	2,902	1,843	14,316	1,843
Loss on lease modification	1,439	4	998	1,063
Other non-cash expenses (benefits)	11	(247)	532	(263)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(6,126)	(1,290)	(8,507)	(2,131)
Income tax receivable	423	11,573	217	4,685
Recoverable taxes	(2,319)	(3,227)	14,596	(12,965)
Current contract assets	3,308	3,466	(6,742)	(11,430)
Operating lease right-of-use assets, net	(165)	386	(836)	438
Prepaid expenses and other assets	(1,698)	3,478	(8,232)	(1,253)
Accounts payable	1,270	(1,612)	2,539	(461)
Accrued liabilities and other	5,483	2,437	4,269	630
Income taxes payable	(374)	(11,012)	311	4,881
Deferred revenue	4,889	3,903	(732)	2,261
Other long-term assets	510	(3,103)	927	(5,721)
Other long-term liabilities	(152)	76	19	44
Net cash provided by operating activities	25,336	25,986	93,202	79,437
Cash flows from investing activities
Purchases of property and equipment	(4,483)	(7,150)	(18,139)	(17,570)
Purchases of intangible assets	(2,476)	(991)	(11,118)	(6,157)
Acquisitions, net of cash acquired	—	(98,694)	—	(98,694)
Return of deposits in escrow	—	—	299	—
Net cash used in investing activities	(6,959)	(106,835)	(28,958)	(122,421)
Cash flows from financing activities
Payments of tax withholding obligations related to restricted stock units	(1,660)	(2,324)	(13,171)	(20,489)
Repurchase of common stock	(10,038)	—	(30,038)	—
Exercise of stock options	—	—	2	12
Proceeds from issuance of common stock under employee stock purchase plan	—	—	2,358	2,382
Deferred acquisition payments	(51,715)	—	(57,073)	(1,000)
Repayments of borrowings from credit agreement	(336,000)	(875)	(338,625)	(3,500)
Proceeds from credit agreement	400,000	—	400,000	—
Payments for debt issuance costs	(4,078)	—	(4,078)	—
Net cash used in financing activities	(3,491)	(3,199)	(40,625)	(22,595)
Effect of exchange rate changes on cash and cash equivalents	(4,484)	(5,201)	3,022	(2,273)
Net increase (decrease) in cash and cash equivalents	10,402	(89,249)	26,641	(67,852)
Cash and cash equivalents
Beginning of period	101,435	174,445	85,196	153,048
End of period	$111,837	$85,196	$111,837	$85,196

N-able, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Supplemental disclosure of cash flow information:
Cash paid for interest	$6,007	$6,930	$24,973	$28,690
Cash paid for income taxes	$6,510	$4,610	$18,064	$12,772

Supplemental disclosure of non-cash activities:
Change in purchases of property, equipment and leasehold improvements included in accounts payable and accrued expenses	$(91)	$22	$695	$24
Right-of-use assets obtained in exchange for operating lease liabilities	$1,170	$—	$6,750	$2,628
Non-cash consideration exchanged in business combinations	$—	$14,678	$—	$14,678

N-able, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share information)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

GAAP cost of revenue	$31,030	$23,318	$117,054	$80,679
Stock-based compensation expense and related employer-paid payroll taxes	(418)	(411)	(1,786)	(1,715)
Amortization of acquired technologies	(4,238)	(2,134)	(16,874)	(3,520)
Transaction related costs	(39)	(28)	(353)	(28)
Restructuring costs and other	(70)	(76)	(116)	(76)
Non-GAAP cost of revenue	$26,265	$20,669	$97,925	$75,340

GAAP gross profit	$99,244	$93,191	$394,376	$385,468
Stock-based compensation expense and related employer-paid payroll taxes	418	411	1,786	1,715
Amortization of acquired technologies	4,238	2,134	16,874	3,520
Transaction related costs	39	28	353	28
Restructuring costs and other	70	76	116	76
Non-GAAP gross profit	$104,009	$95,840	$413,505	$390,807

GAAP sales and marketing expense	$39,909	$34,632	$163,163	$135,592
Stock-based compensation expense and related employer-paid payroll taxes	(3,320)	(3,689)	(16,946)	(15,836)
Transaction related costs	(326)	(154)	(3,510)	(213)
Restructuring costs and other	(202)	(165)	(621)	(583)
Non-GAAP sales and marketing expense	$36,061	$30,624	$142,086	$118,960

GAAP research and development expense	$25,305	$23,246	$100,713	$90,714
Stock-based compensation expense and related employer-paid payroll taxes	(2,692)	(2,634)	(11,732)	(10,886)
Transaction related costs	(84)	(285)	(554)	(330)
Restructuring costs and other	(249)	(348)	(510)	(442)
Non-GAAP research and development expense	$22,280	$19,979	$87,917	$79,056

GAAP general and administrative expense	$20,290	$19,087	$91,715	$76,514
Stock-based compensation expense and related employer-paid payroll taxes	(3,935)	(4,058)	(17,891)	(19,304)
Transaction related costs	(402)	(1,967)	(13,790)	(3,575)
Restructuring costs and other	(1,453)	(147)	(1,421)	(3,660)
Spin-off costs	—	—	—	(51)
Non-GAAP general and administrative expense	$14,500	$12,915	$58,613	$49,924

GAAP operating income	$13,243	$15,992	$36,789	$82,370
Amortization of acquired technologies	4,238	2,134	16,874	3,520
Amortization of acquired intangibles	497	234	1,996	278
Stock-based compensation expense and related employer-paid payroll taxes	10,365	10,791	48,355	47,741
Transaction related costs	851	2,434	18,207	4,146
Restructuring costs and other	1,974	736	2,668	4,761
Spin-off costs	—	—	—	51
Non-GAAP operating income	$31,168	$32,321	$124,889	$142,867
GAAP operating margin	10.2%	13.7%	7.2%	17.7%
Non-GAAP operating margin	23.9%	27.7%	24.4%	30.6%

N-able, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share information)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
GAAP net (loss) income	$(7,231)	$3,290	$(17,032)	$30,958
Amortization of acquired technologies	4,238	2,134	16,874	3,520
Amortization of acquired intangibles	497	234	1,996	278
Stock-based compensation expense and related employer-paid payroll taxes	10,365	10,791	48,355	47,741
Transaction related costs	851	2,434	18,207	4,146
Restructuring costs and other	1,974	736	2,668	4,761
Interest on deferred consideration	1,158	—	5,431	—
Spin-off costs	—	—	—	51
Tax benefits associated with above adjustments (1)	(1,047)	(781)	(2,872)	(1,885)
Non-GAAP net income	$10,805	$18,838	$73,627	$89,570

GAAP diluted (loss) income per share	$(0.04)	$0.02	$(0.09)	$0.16
Non-GAAP diluted income per share	$0.06	$0.10	$0.39	$0.48

Shares used in computation of GAAP diluted (loss) income per share:	186,655	188,349	187,819	188,426
Shares used in computation of non-GAAP diluted income per share:	187,767	188,349	188,836	188,426
_________________
(1) The tax benefits associated with non-GAAP adjustments for the three and twelve months ended December 31, 2025, and 2024, respectively, is calculated utilizing the Company's individual statutory tax rates for each impacted subsidiary.

N-able, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(In thousands, except percentages)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

Net (loss) income	$(7,231)	$3,290	$(17,032)	$30,958
Amortization	6,851	3,929	25,699	9,769
Depreciation	4,844	4,018	18,358	15,956
Income tax expense	4,544	3,668	19,423	23,312
Interest expense, net	12,205	7,269	35,997	30,031
Unrealized foreign currency losses	4,184	2,009	1,565	2,702
Transaction related costs	851	2,434	18,207	4,146
Spin-off costs	—	—	—	51
Stock-based compensation expense and related employer-paid payroll taxes	10,365	10,791	48,355	47,741
Restructuring costs and other	1,974	736	2,668	4,761
Adjusted EBITDA	$38,587	$38,144	$153,240	$169,427
Adjusted EBITDA margin	29.6%	32.7%	30.0%	36.3%

N-able, Inc.
Reconciliation of GAAP Revenue to Non-GAAP Revenue on a Constant Currency Basis
(In thousands, except percentages)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	Growth Rate	2025	2024	Growth Rate

GAAP subscription revenue	$129,009	$115,033	12.1%	$506,249	$458,961	10.3%
Estimated foreign currency impact (1)	(3,283)	—	(2.9)	(5,469)	—	(1.2)
Non-GAAP subscription revenue on a constant currency basis	$125,726	$115,033	9.3%	$500,780	$458,961	9.1%

GAAP other revenue	$1,265	$1,476	(14.3)%	$5,181	$7,186	(27.9)%
Estimated foreign currency impact (1)	(11)	—	(0.7)	2	—	—
Non-GAAP other revenue on a constant currency basis	$1,254	$1,476	(15.0)%	$5,183	$7,186	(27.9)%

GAAP subscription and other revenue	$130,274	$116,509	11.8%	$511,430	$466,147	9.7%
Estimated foreign currency impact (1)	(3,294)	—	(2.8)	(5,467)	—	(1.2)
Non-GAAP subscription and other revenue on a constant currency basis	$126,980	$116,509	9.0%	$505,963	$466,147	8.5%
_________________
(1) The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods for the three and twelve months ended December 31, 2025.

N-able, Inc.
Reconciliation of Unlevered Free Cash Flow
(In thousands, except percentages)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

Net cash provided by operating activities	$25,336	$25,986	$93,202	$79,437
Purchases of property and equipment	(4,483)	(7,150)	(18,139)	(17,570)
Purchases of intangible assets	(2,476)	(991)	(11,118)	(6,157)
Free cash flow	18,377	17,845	63,945	55,710
Cash paid for interest, net of cash interest received	7,925	6,930	26,891	28,690
Cash paid for transaction related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items (1)	1,420	4,905	9,705	13,880
Unlevered free cash flow (1)	$27,722	$29,680	$100,541	$98,280
_________________
(1) Effective July 1, 2025, we have removed from our computation of unlevered free cash flow non-cash items generally relating to cash paid for transaction related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items. Unlevered free cash flow for all prior periods presented has been revised to the current period computation.